PRICING SUPPLEMENT NO. 21 DATED             REGISTRATION STATEMENT NO. 333-71850
MARCH 21ST, 2002                                FILED PURSUANT TO RULE 424(B)(2)
(TO PROSPECTUS SUPPLEMENT DATED
NOVEMBER 6, 2001 AND PROSPECTUS
DATED OCTOBER 25, 2001)

                     CREDIT SUISSE FIRST BOSTON (USA), INC.
                                MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE


THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF NOTES", WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT AT THE RATE SET FORTH BELOW.

Agent: Credit Suisse First Boston Corporation


Principal Amount:         100MM            Optional Conversion:             N/A

Price To Public:          100.00%          Optional Repayment Date:         Non Call/Life

Underwriting Discount:    N/A

Percentage To Issuer:     100.00%          Business Day Jurisdiction:       New York

Settlement Date           March 21,2002    Initial Redemption
(Original Issue Date):                     Percentage:                      N/A

Specified Currency:       US Dollar        Initial Redemption Date:         N/A

Authorized Denomination:  $1,000 and       Annual Redemption
                          integral         Percentage Reduction:            N/A
                          multiples
                          thereof

                                           Optional Extension of
                                           Maturity:

Maturity Date:            March 21,2005    Form of Note:                    Book Entry

Fixed Rate or Floating    Floating Rate
Rate Note:                Note

Initial Interest Rate:    TBD

Interest Rate Basis:      Fed Funds

Maximum/Minimum           N/A              Initial Interest Reset Date:     Daily
 Interest Rate:                            Interest Reset Date(s):          Daily

Spread to Index:          +40 basis
                          points

Interest Payment Date:    Quarterly.       Specify if Note is indexed,      N/A
                          Pays the 21st    renewable, dual currency,
                          each March,      amortizing, or OID, if
                          June             applicable:
                          September, and
                          December and
                          maturity.
                          Subject to the
                          modified
                          following
                          business
                          convention.

Interest Determination    Daily Previous   Day Count:                       ACT/360
Date:                     day Fed Funds
                          Effective H15
                          as shown on
                          Telerate page
                          118 or
                          successor pages.

                                           CUSIP:                           22541FCM6

First Interest Payment
Date:                     June 21st 2002

Settlement:               DTC #355

                -----------------------------------------------


                           CREDIT SUISSE FIRST BOSTON